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                                                                   EXHIBIT 2.2

              AMENDMENT TO STOCK PURCHASE AGREEMENT
              -------------------------------------

     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is made and entered into this 30th day of September, 1994, by and among Kellwood Company, a Delaware corporation (the "Buyer"), those parties whose names are set forth as Sellers on the signature page attached hereto (the "Sellers") and Halmode Apparel, Inc., a Delaware corporation (the "Company"). Buyer, Sellers and the Company are hereinafter referred to collectively as the "Parties" and each singularly as a "Party."

                            RECITALS
                            --------


     WHEREAS, the Parties hereto have entered into that certain
Stock Purchase Agreement dated August 24, 1994 (the "Stock Purchase Agreement") and desire to amend certain provisions of the Stock
Purchase Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby agree as follows:

     1.   Amendment to Section 2.1(a).  Section 2.1(a) of the Stock
          ---------------------------
Purchase Agreement is hereby amended in its entirety to read as follows:

     "Formula.  The purchase price for the Shares shall be
      -------
     equal to: (i) (A) Forty Million Seven-Hundred Fifty Thousand Dollars ($40,750,000) less (B) the amount, if
                                    ----
     any, by which the Shareholders' Equity (as hereinafter defined) shall be less than Sixteen Million Dollars ($16,000,000) and plus (C) the amount, if any, by which
                       ----
     the Shareholders' Equity shall be more that Sixteen Million Dollars ($16,000,000) (the excess of (A) over (B) or the aggregate of (A) and (C), as the case may be, being hereinafter referred to as the "Fixed Purchase Price Amount"); plus (ii) the Deferred Purchase Price
                     ----
     Amount (as hereinafter defined); plus (iii) the
                                      ----
     contingent payments (the "Contingent Purchase Price Amount") described in Exhibit B attached hereto ((i),
     (ii) and (iii) are collectively hereinafter referred to as the "Purchase Price"). For purposes of this
     Agreement: (i) "Shareholders' Equity" shall mean the amount equal to the shareholders' equity of the Company as of the Closing Date (as hereinafter defined), as determined pursuant to paragraph (b) below; and (ii) Deferred Purchase Price Amount shall mean (A) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), less (B)
                                                      ----
     the amount by which the Fixed Purchase Price Amount shall be less than zero (0), less (C) the amount of
                            ----
     uncontroverted Buyer Indemnification Claims (as hereinafter defined) asserted in writing on or prior to the last day of the two (2) year period following the Closing Date."


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     2.   Amendment to Section 2.2 (b). Section 2.2(b) of the Stock
          ----------------------------
Purchase Agreement is hereby amended to add, after the second sentence thereof, the following:

     "In the event that the Fixed Purchase Price Amount is greater than the Closing Payment, the Buyer shall pay to each Seller such Seller's Pro-Rata Percentage of such excess."

     3.   Counterparts. This Agreement may be executed
          ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in multiple originals, all as of the date first above written.

                                Company
                                -------
                                HALMODE APPAREL, INC.
ATTEST:

  /s/  HAZEL JONES                      /s/ ROBERT W. ADLER
- ----------------------          By: ----------------------------------
Secretary                          Robert W. Adler, Chairman and CEO

                                SELLERS
                                -------

                                       /s/ ROBERT W. ADLER
                                ------------------------------------
                                Robert W. Adler

                                      /s/  ROBERT W. ADLER
                                ------------------------------------
                                Robert W. Adler, Trustee for 1991 Gregory
                                Adler Trust

                                       /s/ ROBERT W. ADLER
                                ------------------------------------
                                Robert W. Adler, Trustee for 1991 Pamela
                                Adler Trust

                                        /s/ JAY DIAMOND
                                ------------------------------------
                                Jay Diamond

                                       /s/ HAZEL JONES
                                ------------------------------------
                                Hazel Jones

                                       /s/ SCOTT DIAMOND
                                ------------------------------------
                                Scott Diamond

                                       /s/ STEVEN WEISSMAN
                                ------------------------------------
                                Steven Weissman

                                        /s/ BEATRICE MYERSON
Signed, Sealed and Delivered    ------------------------------------
                                Beatrice Myerson

  /s/ GREG ADLER                        /s/ NORMA GULLACE
- -----------------------         ------------------------------------
Witness for Sellers             Norma Gullace

                                Buyer
                                -----
                                KELLWOOD COMPANY
ATTEST:

/s/ THOMAS H. POLLIHAN               /s/ HAL J. UPBIN
- ----------------------------    By: ----------------------------------
Secretary                              Hal J. Upbin, Executive Vice President
                                       Corporate Development